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                                                                    EXHIBIT 4.7


                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT dated as of September 29, 1994, between PHP HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and SHAMROCK INVESTMENTS, a California partnership ("Shamrock").

                                    RECITALS

          1. Shamrock has entered into a Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") under which it has acquired 100,000 shares of the Common Stock of the Company.

          2. The Company and Shamrock therefore deem it to be in their respective best interests to set forth the rights of Shamrock and certain other holders of such shares of Common Stock of the Company in connection with public offerings and sales of such shares.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and intending to be legally bound hereby, the Company and Shamrock hereby agree as follows:

          1.   DEFINITIONS.  For purposes of this Agreement:

               (a) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company and any other securities into which or for which such common stock has been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

               (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (c) "Form S-3" means such form of registration statement under the Securities Act on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits the inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (d) "Holder" means Shamrock, so long as it holds any Registrable Securities, and any person owning Registrable Securities who is a permitted assignee under Section 11 of this Agreement.


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               (e)  The terms "register," "registered," and "resignation" refer to a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

               (f) "Registrable Securities" shall mean the shares of Common Stock acquired by Shamrock pursuant to the Stock Purchase Agreement or owned by any subsequent Holder or Holders, and, in each case, all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of such shares of Common Stock. The term"Registrable Securities" excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration statement and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including, without limitation, transactions pursuant to Rules 144 and 144A) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, (iii) that have been sold by a Holder in a transaction in which such Holder's rights under this Agreement are not, or cannot be, assigned, or (iv) for which the registration rights provided under this Agreement have expired pursuant to Section 14 of this Agreement.

               (g) "Registration Expenses" shall mean (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities being registered); (iii) printing expenses; (iv) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); (v) fees and expenses of counsel for the requesting Holders; (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the Common Stock is then listed; (vii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; and (viii) any underwriting fees, discounts or commissions attributable to the sale of any Registrable Securities and any fees and expenses of underwriters' counsel; but excluding all internal expenses of the Company, including without limitation all salaries and expenses of officers and employees of the Company performing legal or accounting duties.

               (h) "Registration Statement" shall mean any registration statement or similar document that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.


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               (i)  "Rule 144" shall mean Rule 144 promulgated under the
     Securities Act or any successor rule thereto.

               (j) "Rule 144A" shall mean Rule 144A promulgated under the Securities Act or any successor rule thereto.

               (k)  "SEC" shall mean the Securities and Exchange Commission.

               (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          2.   FORM S-3 REGISTRATION.

               (a) After the date hereof, if the Company shall receive from the Holder(s) of the Registrable Securities a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to any or all such Registrable Securities owned by such Holder(s), the Company shall use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities specified in such request.

               (b) The Company shall not be obligated to effect any registration, qualification or compliance pursuant to this Section 2 if Form S-3 is not available to the Company for such offering by the requesting Holder(s).

               (c) The Company shall not be obligated to effect more than one registration pursuant to this Section 2 and shall not be obligated to effect more than one registration in any twelve-month period pursuant to this Section 2 or Section 3.

          3. INCIDENTAL REGISTRATION. After the date hereof, if (but without any obligation to do so) the Company proposes to register (including a registration effected by the Company for shareholders other than the Holders) any shares of Common Stock under the Securities Act in connection with the public offering of such shares solely for cash on any form of Registration Statement in which the inclusion of Registrable Securities is appropriate (other than a registration (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) pursuant to a Registration Statement on Form S-4 or Form S-8 (or any successor forms) or any form that does not include substantially the same information, other than information relating to the selling shareholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of Registrable Securities, (iii) in connection with any dividend reinvestment or similar plan, or (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), the Company shall promptly give each Holder written notice of such registration in the manner provided in Section 16 at least 30 days before the anticipated filing date of any such Registration Statement. Upon the written request of any Holder given in the manner provided in Section 16 within 15 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Section 7 hereof, cause to be registered under the Securities Act


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all of the Registrable Securities that such Holder has so requested to be registered. The Company shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving notice herein provided, and the right of any Holder to have Registrable Securities included in such Registration Statement shall be conditioned upon participation in any underwriting to the extent provided herein. The Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof enter into an underwriting agreement in customary form and upon terms and conditions agreed upon between the Company and the underwriter(s) (except as to monetary obligations of the Holders not contemplated by Section 6 of this Agreement), with the underwriter(s) selected by the Company. In the event that the underwriter(s) shall advise the Company that marketing or other factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. The underwriter(s) may exclude some or all of the Registrable Securities from such underwriting and the number of Registrable Securities, if any, that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the number of Registrable Securities which each Holder requested be included in such registration. Nothing in this Section 3 is intended to diminish the number of securities to be included by the Company in such underwriting. The Company and the underwriter(s) selected by the Company shall make all determinations with respect to the timing, pricing and other matters related to the offering.

          4. REGISTRATION PROCEDURE. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

               (a) Prepare and file with the SEC a new Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such Registration Statement effective for up to 90 days or such shorter period as shall be required to sell all of the Registrable Securities covered by such Registration Statement (except as provided in Section 3); provided, however, that if such Registration Statement is on Form S-3 and relates to a distribution by the Holders on a delayed or continuous basis other than by means of an underwriting, the Company shall keep such Registration Statement effective for the maximum period permitted for such Registration Statement; provided further that no Registration Statement need remain in effect after all Registrable Securities covered thereby have been sold.

               (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

               (c) Furnish to the Holders of Registrable Securities to be registered, without charge, such number of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto as they may reasonably request


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     and a reasonable number of copies of the then-effective Registration
     Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

               (d) Promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or prospectus, provide copies of such document to the Holders of Registrable Securities covered thereby and any underwriter.

               (e) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation in any such jurisdiction.

               (f) Cooperate with the Holders of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

               (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, with such terms and conditions as the Company and the underwriter(s) may agree. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (h) Notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (i) Cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which shares of the Company's Stock is then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the holders of a majority of the Registrable Securities being registered.

               (j) In the case of an underwritten public offering, furnish, at the request of any Holder requesting registration pursuant to this Agreement, on the date


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     that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (A) an opinion of counsel representing the Company for the purposes of such registration, and (B) a letter from independent certified public accountants of the Company, in each case to be dated such date and to be in form and substance as is customarily given by counsel or independent certified public accountants, as the case may be, to underwriters in an underwritten public offering, addressed to the underwriters.

               (k) Permit a representative of any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holder or underwriter, to participate, at each person's own expense, in the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

Notwithstanding the foregoing, the Company may delay, suspend or withdraw any registration or qualification of Registrable Securities required pursuant this Agreement for a period not exceeding 120 days if the Company shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event. In addition, the Company shall not be required to register Registrable Securities within 12 months after the effective date of a Registration Statement referred to in Section 3 pursuant to which the Holders were afforded the opportunity to register Registrable Securities.

          5. HOLDERS' OBLIGATION TO FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any Registrable Securities that the Holder of such securities furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          Each Holder agrees that, upon receipt of any notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the reoffer of Registrable Securities has become effective under the Securities Act or (ii) such Holder receives copies of a supplemented or amended prospectus contemplated by Section 4 hereof, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed. The Company shall use its reasonable best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this paragraph.

          6. REGISTRATION EXPENSES. In the case of any demand registration on Form S-3 pursuant to Section 2, the Company shall pay the fees and disbursements of


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counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters), and the requesting Holders shall pay their own expenses and shall bear on a pro rata basis with the other requesting Holders all other Registration Expenses relating to the Registrable Securities, provided, that the holder of any other shares of Common Stock included in any such registration, or the Company with respect to shares to be sold by the Company pursuant to such registration, shall bear its incremental Registration Expenses. In the case of any incidental registration pursuant to Section 3, the requesting Holders shall pay their own expenses and shall bear on a pro rata basis with other requesting Holders all incremental Registration Expenses, including, without limitation, incremental registration and qualification fees and expenses (including underwriters' fees, discounts and commissions), and all incremental costs and disbursements (including legal fees and expenses), that result from the inclusion of the Registrable Securities in such registration.

          7. EFFECTIVENESS OF REGISTRATION. A registration requested pursuant to Section 2 or Section 3 will not be deemed to have been effected if (i) the registration statement has not been kept effective for the period required under
Section 4(a) of this Agreement or (ii) the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

          8. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company's securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          9. INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement:

               (a) The Company will indemnify and hold harmless each Holder, its directors, officers and employees and each person, if any, who "controls" such Holder (within the meaning of the Securities Act) against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Holder or other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder or other person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be so liable to the extent that any such loss, claim, damage, liability or action arises out


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     of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of a Holder or an underwriter specifically for use therein; and provided further that the Company will not be liable, and this indemnification agreement shall not apply, in any such case to the extent that any such loss, claim, damage, liability or action is solely attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus). The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who "controls" such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if so requested, except with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Holders or any such underwriters.

               (b) With respect to written information furnished to the Company by or on behalf of a Holder specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, such Holder will severally indemnify and hold harmless the Company, and its directors, officers and employees and each person, if any, who "controls" the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Holder will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, such written information. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Holder will also indemnify underwriters, selling brokers, dealer managers and similar


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     securities industry professionals participating in the distribution, their officers and directors and each person who "controls" such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, if so requested.

          (c) Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability that it may have to the indemnified party except to the extent it was actually damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (i) the indemnifying party will not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent, and (iii) the indemnified party will be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the Holders and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Holders against the Company may employ their own counsel if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such Holders and their controlling persons to be represented by separate counsel due to the presence of conflicts of interest, and in that event the fees and expenses of such separate counsel will also be paid by the Company; provided that the Company shall not be liable for the fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in this Agreement.


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               (d)  If for any reason the indemnification provided for in
     Sections 10(a) or (b) is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations under this Section 10 shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement, and otherwise.

          10. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144; and

               (b) Furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 for the most recent 90 days, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
     (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by Shamrock to Charles P. Reilly and Michael E. Gallagher; provided, however, that (i) the Company is, promptly upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned,
(ii) the transfer of such securities may be effected in accordance with all applicable securities laws, (iii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act, and (iv) the transferee executes and agrees to be bound by this Agreement, an executed counterpart of which shall be furnished to the Company. In no event may the rights of Holders hereunder be transferred or assigned to any other person.


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          12.  AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities, each future Holder of such securities and the Company.

          13. "MARKET STAND-OFF" AGREEMENT. Any Holder, if requested by the Company or an underwriter of an underwritten public offering, agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Common Stock held by such Holder (other than Registrable Securities included in the registration) without the prior written consent of the Company or such underwriter(s), as the case may be, during a period of up to seven days prior to and 180 days following the effective date of any underwritten registration of the Company's securities effected pursuant to Section 2 or 3 hereof. Such agreement shall be in writing in form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

          14. TERMINATION OF REGISTRATION RIGHTS. A Holder's registration rights under this Agreement relating to such Registrable Securities shall terminate on the date such Holder is able to dispose of all its shares of Registrable Securities in any 90-day period pursuant to Rule 144. All registration rights (except for rights previously exercised in connection with an underwritten public offering pursuant to Section 3) of a Holder under this Agreement shall terminate on the date on which all of such Holder's shares of Registrable Securities can be sold pursuant to Rule 144(k).

          15. INFORMATION CONFIDENTIAL. No Holder may use any confidential information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information and its attorneys), except to the extent reasonably related to the exercise of rights under this Agreement, unless such information has been made available to the public generally (other than by such recipient in violation of this Section 15) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby.

          16. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, or air-courier guaranteeing overnight delivery:

               (a) If to a Holder of Registrable Securities: Shamrock Investments, 2049 Century Park East, Suite 3330, Los Angeles, California 90067, Attention: Charles P. Reilly, Managing Partner (facsimile: (310) 551-3037), and thereafter at such other address as may be designated from time to time by notice given in the manner provided in this Section 16.

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

               (b) If to the Company: PHP Healthcare Corporation, 11440 Commerce Park Drive, Reston, Virginia 22091, Attention: General Counsel (facsimile: (703) 758-7259), and thereafter at such other address as may be designated from time to time by notice given in the manner provided in this
     Section 16.

               (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telex, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the business day after the date when sent and (iii) in the Case of mailing, on the third business day following such mailing.

               (d) From time to time as the Company may request, each Holder shall provide to the Company such evidence or documentation reasonably satisfactory to the Company, in its sole discretion, certified by an appropriate officer of such Holder, regarding the number of shares of Common Stock beneficially owned by such Holder and its status as an "affiliate" under the Securities Act.

          17. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 11 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

          18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one of the same agreement.

          19. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          20. GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of laws principles.

          21. SEVERABILITY.   In the event that any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          22. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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


          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                              PHP HEALTHCARE CORPORATION


                              By:  /s/ Jack M. Mazur
                                   --------------------------------------
                                   Name: Jack M. Mazur
                                   Title: Senior Executive Vice President


                              SHAMROCK INVESTMENTS


                              By:  /s/ Charles P. Reilly
                                   --------------------------------------
                                   Name: Charles P. Reilly
                                   Title: Managing General Partner


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